UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

May 12, 2005

Date of Report (Date of earliest event reported)

COLLINS & AIKMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10218 (Commission file number)	13-3489233 (I.R.S. Employer Identification No.)
250 Stephenson Highway Troy, Michigan 48083 (Address of principal executive offices)
(248) 824-2500 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2005, the Staff of the New York Stock Exchange (“NYSE”) issued a press release, which is filed herewith as Exhibit 99.1, stating, among other things, that application to the SEC to delist Collins & Aikman Corporation’s (the “Company”) common stock is pending the completion of applicable procedures. The Company has not decided whether to appeal the decision of the NYSE Staff and if the Company decides to make such an appeal, it will make appropriate disclosure to that effect. The NYSE rules provide the Company with ten business days from the notice date to appeal. The NYSE noted that it may make an appraisal of, and determine on an individual basis, the suitability for continued listing of an issue in light of all pertinent facts and circumstances and may, from time to time, suspend a security if it believes that continued dealings in or listing of the security on the NYSE are not advisable. In addition, the press release noted that the Company had not filed its audited financial statements for the year ended 12/31/05 or the quarter ended 3/31/05, had recently announced that it “continues to face significant near term liquidity challenges” and that the Company’s share price had recently fallen below the NYSE’s continued listing standard regarding average closing price of a security of less than $1.00 over a consecutive 30 trading day period and closed at $0.78 on May 11, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	NYSE Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 13, 2005

COLLINS & AIKMAN CORPORATION By: /s/ Bryce Koth Name: Bryce Koth Title: Chief Financial Officer

Exhibit 99.1

NYSE To Suspend Trading in Collins & Aikman Corporation.

Moves to Remove from the List

NEW YORK, May 12, 2005 – The New York Stock Exchange (“NYSE”) announced today that it determined that the common stock of Collins & Aikman Corporation (the "Company") – ticker symbol CKC – should be suspended immediately. The Company has advised the NYSE that it anticipates being quoted on the Pink Sheets Electronic Quotation Service following the suspension.

The decision was reached in view of the overall uncertainty surrounding the completion of the Company’s current financial statement filing requirements with the Securities and Exchange Commission (“SEC”) due to its previously announced audit committee investigation into certain accounting matters and the anticipated restatement of its results. The Company has not yet filed its December 31, 2004 audited financial statements on Form 10-K, nor its results for the first quarter ended March 31, 2005 on Form 10-Q with the SEC.

In addition, as noted in the Company’s May 12, 2005 press release, the Company “continues to face significant near term liquidity challenges.” Furthermore, the Company had also recently fallen below the NYSE’s continued listing standard regarding average closing price of a security of less than $1.00 over a consecutive 30 trading day period and closed at $0.78 on May 11, 2005.

The NYSE notes that it may make an appraisal of, and determine on an individual basis, the suitability for continued listing of an issue in light of all pertinent facts and circumstances whenever it deems such action appropriate. In addition, the NYSE may, at any time, suspend a security if it believes that continued dealings in or listing of the security on the NYSE are not advisable.

The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange. Application to the SEC to delist the issue is pending the completion of applicable procedures, including any appeal by the Company of the NYSE staff’s decision.